Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Announces Second Quarter 2013 Results

MELVILLE, N.Y., August 8, 2013—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in disk-based data protection, today announced financial results for its second quarter ended June 30, 2013.

“The FalconStor customer base continues to receive value in the form of optimized storage, business continuity and lower total cost of ownership,” said Gary Quinn, president and CEO of FalconStor. “We are strengthening our balance sheet, and reviewing our current product portfolio for additional investments. We are excited about our joint-efforts into the “flash memory” market segment, we are rebalancing our routes-to-market -- both by customer segment and geography -- and we look to rationalize our costs to maximize stockholder value.”

Financial and Business Highlights and Overview:

•	Appointed Gary Quinn President and Chief Executive Officer in July 2013
•
Reached an agreement in principle with Hale Capital Partners on August 5, 2013 for an equity investment of up to $15 million in the form of redeemable convertible preferred stock, subject to certain closing conditions.

•
Signed an agreement to sell the Company’s investment in Tianjin Zhongke Blue Whale Technologies Co., Ltd., a Chinese joint venture, for $3.0 million on August 7, 2013, subject to certain closing conditions.

•
As a result of these strategic initiatives, the Company notified the investment banking firm Wells Fargo Securities, LLC that the Company was ending Wells Fargo’s retention as the Company’s exclusive financial advisor.

•
A Joint Motion for Preliminary Approval of the Class Action lawsuit was filed with the courts on June 14, 2013. In January 2013, the parties to the Class Action reached an agreement in principle to settle the Class Action for $5.0 million.

Financials

Total revenues for the second quarter of 2013 were $14.0 million, a decrease of 15 percent compared with $16.5 million in the same period a year ago. GAAP loss from operations for the second quarter of 2013 was $4.6 million, compared with an operating loss of $6.3 million for the second quarter of 2012. GAAP net loss for the quarter was $5.2 million, or $0.11 per share, compared with a net loss of $6.6 million, or $0.14 per share, for the same period a year ago. Included in the operating results for the second quarter of 2013 and 2012 were expenses of $0.1 million and $0.9 million, respectively, of investigation, litigation and settlement related costs.

Non-GAAP loss from operations was $4.2 million for the second quarter of 2013, compared with non-GAAP loss from operations of $4.4 million for the same period a year ago. Non-GAAP net loss was $4.9 million, or $0.10 per share, in the second quarter of 2013, compared with a non-GAAP net loss of $4.7 million, or $0.10 per share, in the second quarter of 2012. Non-GAAP results exclude the effects of stock-based compensation and costs associated with the Company’s investigations, litigation and settlement related costs.

For the six months ended June 30, 2013, total revenues were $29.3 million, compared with $35.8 million for the same period a year ago.  GAAP loss from operations for the six month period ended June 30, 2013 was $8.4 million compared with a GAAP loss of $8.4 million for the six months ended June 30, 2012.  GAAP net loss was $9.6 million, or $0.20 per share, for the six months ended June 30, 2013, compared with a loss of $9.1 million, or $0.19 per share, in the same period a year ago.

Non-GAAP loss from operations was $7.1 million for the six months ended June 30, 2013, compared with a loss of $6.3 million in 2012. Non-GAAP net loss was $8.3 million, or $0.17 per share, compared with a loss of $7.0 million, or $0.15 per share, in the same period a year ago.

The Company closed the quarter with $21.9 million in cash, cash equivalents and marketable securities. Deferred revenue at June 30, 2013 was $22.7 million, compared with $24.1 million at December 31, 2012.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, August 8, 2013 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-877-941-6009
International: +1-480-629-9866

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=187627482&RG=1&UID

Meeting: FalconStor Q2 2013 Earnings
Meeting password: q2numbers
Meeting Number: 763105078

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning August 8 at 6:30 p.m. EDT through 11:59 p.m. EDT on August 14. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4630239, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees and (ii) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is a market leader in disk-based data protection. The company’s mission is to transform traditional backup and disaster recovery into next-generation service-oriented data protection. Built upon an award-winning platform, FalconStor solutions deliver disk-based backup, continuous data protection, WAN-optimized replication and disaster recovery automation. FalconStor solutions are available through a worldwide network of partners, including solution providers, top-tier strategic partners, and OEMs. Thousands of customers worldwide, from small businesses to Fortune 100 enterprises, entrust their data to FalconStor solutions. FalconStor maintains headquarters in Melville, N.Y., and offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

Follow us on Twitter – Watch us on YouTube – Connect with us on LinkedIn

# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

The purchase price of the redeemable convertible preferred stock will be based on the market price of the Company’s common stock at the time of closing. Such preferred stock will not be and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Consummation of the transaction is contingent upon the execution of definitive documentation and  satisfaction of certain closing conditions, of which there can be no assurance.

Consummation of the sale of the Company’s interest in Tianjin Zhongke Blue Whale Technologies Co., Ltd., is contingent upon the satisfaction of certain closing conditions, including the approvals of Chinese government agencies, of which there can be no assurance.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$13,293,780	$18,651,468
Restricted cash	750,000	750,000
Marketable securities	7,838,590	10,530,942
Accounts receivable, net	9,737,521	14,130,302
Prepaid expenses and other current assets	2,556,121	2,796,665
Inventory	904,198	642,819
Deferred tax assets, net	407,008	464,031
Total current assets	35,487,218	47,966,227

Property and equipment, net	3,930,107	3,980,679
Deferred tax assets, net	86,465	86,465
Software development costs, net	1,245,126	1,161,822
Other assets, net	2,432,546	2,185,148
Goodwill	4,150,339	4,150,339
Other intangible assets, net	178,978	174,426
Total assets	$47,510,779	$59,705,106

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,076,073	$2,801,372
Accrued expenses	14,363,908	16,720,582
Deferred revenue, net	17,524,607	17,831,653
Total current liabilities	33,964,588	37,353,607

Other long-term liabilities	2,689,636	2,618,818
Deferred tax liabilities, net	175,647	167,875
Deferred revenue, net	5,174,282	6,311,865
Total liabilities	42,004,153	46,452,165

Commitments and contingencies

Total stockholders' equity	5,506,626	13,252,941
Total liabilities and stockholders' equity	$47,510,779	$59,705,106

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues:
Product revenues	$6,542,429	$7,835,568	$14,301,885	$18,498,521
Support and services revenues	7,431,710	8,630,633	14,957,071	17,335,752
Total revenues	13,974,139	16,466,201	29,258,956	35,834,273

Cost of revenues:
Product	963,102	1,787,186	2,262,756	3,807,672
Support and service	2,861,992	3,091,055	5,870,395	6,252,411
Total cost of revenues	3,825,094	4,878,241	8,133,151	10,060,083

Gross profit	$10,149,045	$11,587,960	$21,125,805	$25,774,190

Operating expenses
Research and development costs	4,395,823	4,848,500	9,044,432	9,627,675
Selling and marketing	6,879,315	9,189,953	13,719,886	18,874,598
General and administrative	3,361,881	3,018,154	6,608,948	6,129,029
Investigation, litigation, and settlement related costs	62,392	851,123	176,458	(439,797)
Total operating expenses	14,699,411	17,907,730	29,549,724	34,191,505

Operating loss	(4,550,366)	(6,319,770)	(8,423,919)	(8,417,315)

Interest and other loss, net	(487,176)	(105,533)	(817,966)	(244,864)

Loss before income taxes	(5,037,542)	(6,425,303)	(9,241,885)	(8,662,179)

Provision for income taxes	169,751	195,283	345,853	407,815

Net loss	$(5,207,293)	$(6,620,586)	$(9,587,738)	$(9,069,994)

Basic net loss per share	$(0.11)	$(0.14)	$(0.20)	$(0.19)

Diluted net loss per share	$(0.11)	$(0.14)	$(0.20)	$(0.19)

Weighted average basic shares outstanding	47,996,027	47,472,909	47,929,799	47,258,696

Weighted average diluted shares outstanding	47,996,027	47,472,909	47,929,799	47,258,696

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP loss from operations	$(4,550,366)	$(6,319,770)	$(8,423,919)	$(8,417,315)
Add: Non-cash stock option expense (1)	240,795	1,090,076	1,131,530	2,538,378
Legal related costs (3)	62,392	851,123	176,458	(439,797)
Non-GAAP loss from operations	(4,247,179)	(4,378,571)	(7,115,931)	(6,318,734)

GAAP net loss	$(5,207,293)	$(6,620,586)	$(9,587,738)	$(9,069,994)
Add: Non-cash stock option expense, net of income taxes (2)	240,795	1,090,076	1,131,530	2,538,378
Legal related costs (3)	62,392	851,123	176,458	(439,797)
Non-GAAP net loss	(4,904,106)	(4,679,387)	(8,279,750)	(6,971,413)

GAAP gross margin - Product	85%	77%	84%	79%
Add: Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	85%	77%	84%	79%

GAAP gross margin - Support and Service	61%	64%	61%	64%
Add: Non-cash stock option expense (1)	1%	(0%)	1%	0%
Non-GAAP gross margin - Support and Service	62%	64%	61%	64%

GAAP operating margin	(33%)	(38%)	(29%)	(23%)
Add: Non-cash stock option expense (1)	2%	7%	4%	7%
Legal related costs (3)	0%	5%	1%	(1%)
Non-GAAP operating margin	(30%)	(27%)	(24%)	(18%)

GAAP Basic EPS	$(0.11)	$(0.14)	$(0.20)	$(0.19)
Add: Non-cash stock option expense, net of income taxes (2)	0.01	0.02	0.02	0.05
Legal related costs (3)	0.00	0.02	0.00	(0.01)
Non-GAAP Basic EPS	(0.10)	(0.10)	(0.17)	(0.15)

GAAP Diluted EPS	$(0.11)	$(0.14)	$(0.20)	$(0.19)
Add: Non-cash stock option expense, net of income taxes (2)	0.01	0.02	0.02	0.05
Legal related costs (3)	0.00	0.02	0.00	(0.01)
Non-GAAP Diluted EPS	(0.10)	(0.10)	(0.17)	(0.15)

Weighted average basic shares outstanding (GAAP and as adjusted)	47,996,027	47,472,909	47,929,799	47,258,696

Weighted average diluted shares outstanding (GAAP and as adjusted)	47,996,027	47,472,909	47,929,799	47,258,696

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2013	2012	2013	2012

Cost of revenues - Product	$50	$49	$99	$99
Cost of revenues - Support and Service	53,936	(21,124)	104,192	49,844
Research and development costs	87,028	125,231	221,938	444,188
Selling and marketing	(11,848)	398,031	272,190	884,656
General and administrative	111,629	587,889	533,111	1,159,591

Total non-cash stock based compensation expense	$240,795	$1,090,076	$1,131,530	$2,538,378

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and six months ended June 30, 2013 and 2012, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.